EX-13.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chi Cheong Liu, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The annual report on Form 20-F of ChineseWorldNet.com Inc. for the year ended December 31, 2016 (the “Report” ) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of ChineseWorldNet.com Inc.

Dated: May 1, 2017

/s/ Chi Cheong Liu
Chi Cheong Liu
Director, President, Chief Executive Officer, Chief Financial Officer, and Treasurer